Exhibit 10.10

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED
INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT
MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR
CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Media Platform Information Publication Framework Contract

(Contract No.: HT-AX-TTKA-202104-11)

Party A (name): Beijing Haoxi Digital Technology Co., Ltd.
Business license or ID card: [*]
Legal representative: Xu Lei
Contact: Xu Lei
Contact number: [*]
E-mail: [*]
Mailing address: 15410, Block B, Locke Times Center, Datun Road, Asia Game Village, Chaoyang District, Beijing

Party B: Jiangxi Aoxing Media Co., Ltd.
Legal representative: Yang Liyun
Contact: Wang Zhiyong
Contact number: [*]
E-mail: [*]
Mailing address: Building 1, Wenchuang Center, Chasheng East Road, High-speed Railway Economic Experimental Zone, Shangrao City, Jiangxi Province
[Toutiao KA receiving account] Account Name: Jiangxi Aoxing Media Co., Ltd. 1. Account number: [*] Account Bank: [*] 2. Alipay: [*]

Party A and Party B signed this contract in Xinzhou District, Shangrao City, Jiangxi Province in April 2021 after friendly negotiation, and the place of performance of this contract is Xinzhou District, Shangrao City, Jiangxi Province. On the principle of equality and mutual benefit, in accordance with relevant laws and regulations, Party A agrees to release information on the coal body platform legally represented by Party B in accordance with the provisions of this contract in order to promote its image, products or services. The two parties have reached the following contract and shall abide by it together.

1	Definition and Explanation

Unless the context in this contract requires otherwise, the following words shall have the following specific meanings:

1.1	Media platform: the traffic product platforms that Party B has agency qualifications and is able to release information for Party A, including but not limited to Tencent advertising platform, Ocean Engine, Fensitong, etc., that is, websites that provide display pages and locations for advertisements, games, applications, etc.; the details are subject to the media platform confirmed by both parties.

1.2	Information publication content: Party A and / or Party A’s customers design and manufacture by themselves or entrust others to design and manufacture according to law, and are used to display their own brands or the products and services they produce or sell, including but not limited to pictures, text, video, flash, APP and APP content, etc., including the landing page itself.

1.3	Information publication fee: Including but not limited to CPC (Cost Per Click), CPM (Cost Per Thousand Impressions), CPD (Cost Per Download) must be paid by Party A for using Party B’s services cost of. The details are subject to the rules of Party B’s media platform.

1.4	Platform rules: Refers to the relevant rules that need to be followed when using the platform, including but not limited to industry access rules, advertising review specifications, violation penalty specifications, programmatic transaction management specifications, return/ rebate policies, management specifications and other rules and future regulations, specifications, rules, etc. that may be issued. Relevant content may be reflected in various forms such as website announcements, written documents, notices, FAQs, etc., and the publisher shall abide by it when using the platform.

1.5	Recharge service: Party B recharges on behalf of Party A the account with the stored value function opened by Party A on Party B’s service platform, and Party A will pay the same amount of recharge directly to Party B. If any discount is involved, Party A will pay Party B the discounted amount.

1.6	Agent operation service: refers to that Party B provides paid or free services such as material production, material optimization, copywriting, product information release, and product information release data reports for Party A to release product information on the service platform.

2	Contract Execution Term and Content

2.1	Cooperation period: from April 2, 2021, to December 31, 2021.

2.2	Party A places information on the media platform represented by Party B, and Party B opens an account for Party A on the media platform and provides information publication services.

3	Information Publication Service Process

3.1	Rebate: rebate after recharging immediately. Party B will recharge the rebate in the form of electronic currency to Party A’s corresponding media platform account according to the rebate ratio agreed with Party A. Party A agrees that Party B may change at any time according to the adjustment of the rebate rules on the media platform. Party B shall notify Party A within three days of receiving the adjustment of the rebate rules from the media platform. If the two parties fail to reach a consensus, either party has the right to terminate the contract and shall not be liable for breach of contract. If the adjustment of the rebate rules notified by the media platform is traced back to the part that needs to be returned by Party B at a certain time before the notification date, Party B has the right to request Party A to return the part of the rebate amount.

3.2	Party A confirms the recharge amount according to the account consumption and account balance, and notifies Party B by email; Party B recharges Party A’s account after receiving the payment amount from Party A. The consumption data of Party A shall be based on the data records of the backend account of the media platform. If Party A’s funds has not been consumed completely, this part of the funds can be used to publish other information content designated by Party A; if Party A applies for a refund, Party B shall refund to Party A without interest after deducting fines, compensation, liquidated damages, etc. due to Party A.

3.3	Issuance of invoices: Party B shall issue an invoice of equal amount to Party A after Party A submits an application for invoicing after the 10th day of each month upon receipt of payment from Party A.

4	Party A’s Rights and Obligations

4.1	Before signing this contract, Party A should be familiar with and understand the delivery rules and requirements of the media platform. Party A can consult Party B’s contact person for unclear parts of this contract. If no consultation request is made, it is deemed that Party A has known and agreed all the delivery rules and requirements of the media platform. Party A agrees to abide by the rules and management methods of the corresponding media platform (the media platform rules and management methods are subject to the media platform’s announcement).

4.2	If the information publication account is independently operated by Party A:

4.2.1	During the operation period, Party A can log in to the user management portal through the username and password of the media platform, modify the content of the submitted information, adjust the payment price for each click or installation of the submitted information, etc. Party A shall properly keep its username and password, and be responsible for the legal compliance of all operations and promotional content under the user name; if any illegal use of its account is found, Party A shall immediately notify Party B in an effective manner.

4.2.2	Party A shall ensure that the business it engages in, its products and promotional content shall comply with relevant laws and regulations and media platform rules and shall not infringe the rights and interests of any third party.

4.3	Party A guarantees that it has the production, sales and agency qualifications in compliance with laws and regulations, and that the quality of the released products meets the national technical (quality) standards, and that it has completed registration or filing with relevant administrative departments in accordance with the law, and has obtained corresponding approval documents or registration certificate number, and continue to be valid during the duration of this contract; it guarantees that the information content used to display the advertiser’s brand, the advertiser’s own production or authorized sales of products and services must be true and legal, not falsified, not deceptive or misleading to consumers, not violate the laws, regulations, public morals of the People’s Republic of China, or infringe upon the legitimate interests of third parties.

4.4	Party A guarantees that the product does not contain any third-party software, codes or backdoors and other illegal programs that steal information such as viruses, Trojan horses, hidden buckles, absorb traffic, steal users’ phonebooks, text messages, browsing history, record location tracks, and other illegal programs, and shall not infringe on the rights and interests of Party B and users. If the link address posted by Party A is infected by a computer virus, Party B has the right to suspend the posting first, and at the same time notify Party A to carry out anti-virus operation, and the posting can only be resumed after Party A has anti-virused the server and Party B confirms that the link is safe. The suspension of publication during this period shall not be deemed as a breach of contract by Party B, and Party A shall be responsible for the suspension losses.

4.5	After the link to be published is online, Party A shall not display content that violates current laws, regulations and rules by modifying the content of the webpage or program pointed to by the link, setting website redirection, setting malicious code, setting virus, etc.; or Party A makes major changes to the content displayed on the landing page website, such as changing the ordinary products originally promoted to products that require special operating qualifications.

4.6	Party A shall, in accordance with the information release requirements, submit to Party B the true and legal content of the information release, valid qualification certificates, product brochures, review and approval documents from relevant administrative departments and other relevant certification materials.

4.7	Party A shall set up a customer inquiry service, and respond to inquiries and complaints from users in a timely manner within 24 hours, provide answers, and negotiate and resolve user disputes.

4.8	No matter whether there are other stipulations in this contract, Party A shall download and use the materials strictly in accordance with the material selection and delivery process stipulated in this contract and the platform, and shall not use the materials for illegal purposes, and shall not use the materials for things not related to this contract or authorize a third party to use it, and shall not fail to post it without reason within one week after confirming the material, otherwise Party B has the right to give Party A warnings and punish Party A (the amount can be directly deducted from Party A’s account, and the amount that is not enough to be deducted by Party A shall be made up in cash). (This clause is only applicable to Kuaishou platform customers)

5	Party B’s Rights and Obligations

5.1	Party B guarantees that without the prior written consent of Party A, it will not reverse engineer, decompile or disassemble Party A’s products or services, and will not destroy its integrity (including program code, data, etc.), and shall not delete information such as descriptions or declarations about Party A’s copyright.

5.2	Party B guarantees that without the prior written consent of Party A, it shall not lend, lease, transfer or sublicense Party A’s products or services obtained under this contract to any third party in any form, paid or free, for any purpose, and it is not allowed to produce, sell, or use derivative products or services based on Party A’s products or services.

5.3	If the information publication account needs to be operated by Party B on behalf of Party A, Party A shall confirm with Party B in written form, and after the two parties agree, Party B shall provide Party A with agent operation services in the following manner.

5.3.1	Party A shall provide Party B with the content, type and other necessary relevant materials of the information release 5 working days in advance, and Party B shall review the information content and related materials. Party A makes modification or replacement; Party B has the right to refuse to release the information before Party A makes modification or replacement according to Party B’s requirements. If Party A fails to provide incomplete, delayed, illegal, untrue, etc. materials and contents related to advertisement release as stipulated in this contract, which causes Party B to design, produce, and publish advertisements for delays or failure to publish, Party B shall not be liable for breach of contract.

5.3.2	Party A shall ensure that the relevant information it provides to Party B complies with laws and regulations and does not infringe upon the rights and interests of any third party. Party B shall not make any guarantee or guarantee for the legality and non-infringement of the relevant information provided by Party A, and Party A shall bear full responsibility.

5.3.3	Party B shall ensure that the materials produced by it on its behalf are legal and compliant, and do not infringe the rights and interests of any third party; if the materials produced by Party B violate laws and regulations or infringe the rights and interests of third parties and cause losses to Party A, Party B shall compensate Party A direct economic losses.

5.3.4	If the promotional content is wrongly displayed or is not displayed due to Party B’s behavior, Party B shall re-display it for each wrong display or missed display. Party B shall not be liable for any data errors or omissions caused by the media platforms; Party B shall actively assist Party A to provide feedback to the media.

5.4	In accordance with the principle of honesty and trustworthiness, Party B can only provide Party A with a media platform for Party A to release information in the correct way clearly stipulated in the contract, and Party B should not use any fraud or other improper means to damage the interests of Party A and users , shall not make any tampering with Party A’s products or services, and shall not use various malicious methods to defraud effective visits and cause false data to obtain illegal benefits. If Party A discovers and has evidence to prove that Party B has fraudulently obtained effective visits through improper means, Party A has the right to require Party B to reissue information of the same value corresponding to the false data. False data problems not caused by the aforementioned reasons of Party B (such as media platform data problems, false data caused by third-party behavior, etc.) that have nothing to do with Party B, Party A shall settle all payments in a timely manner according to this contract and Party B can assist A to give feedback to the media platform or seek compensation from a third party.

6	Liability for Breach of Contract

6.1	Party A and Party B shall properly exercise their rights and fulfill their obligations to ensure the smooth performance of this contract. If any party fails to fully and timely perform its obligations, the observant party has the right to unilaterally terminate this contract, and has the right to require the breaching party to bear the liability for breach of contract; if it causes losses to the other party, it shall compensate the other party for the economic losses suffered thereby. The agreed losses include, but are not limited to, the amount of media penalties, fines from competent authorities, litigation fees, attorney fees, travel expenses, compensation, settlement fees and/or compensation fees paid to third parties, etc.

6.2	Party A shall bear all responsibilities and consequences arising from Party A’s violation of media platform rules or management measures; from the date Party B receives the media notification, Party A will no longer enjoy the rebate discount, and the rebate corresponding to Party A’s violations shall be returned to Party B. If Party B suffers losses due to Party A’s violation, Party B shall notify Party A of the punishment in a timely manner. Party A is obliged to make the same amount of compensation for the punishment suffered by Party B. Party A shall pay the relevant amount within 3 days after receiving the notification from Party B. to Party B, and Party B has the right to stop Party A from publishing information or / and terminate the contract. The specific punishment measures and the amount of punishment shall be subject to the notices of relevant departments and media platforms.

6.3	In case of disputes or disputes caused by Party A’s incomplete qualifications, product quality or promotional materials, Party A shall resolve them by itself and take full responsibility for them; if the aforementioned disputes and disputes must be handled by Party B first, Party B shall have the right to ask for recovery from Party A in equal amount.

7	Special Disclaimer

7.1	Party A understands that for the normal operation of the media platform, the media platform needs to shut down and maintain itself on a regular or irregular basis. If the product information under this contract cannot be released as planned due to such circumstances, Party B shall notify Party A within 3 working days after receiving the notification from the media platform, but Party B is obliged to try its best to avoid service interruption or make such interruption limited to a minimum time. Party A agrees that if Party B fails to release product information as planned due to the above two circumstances, it shall not be deemed as a breach of contract by Party B. However, Party B shall release the original product information at the time and place stipulated in the original plan as far as possible after the situation affecting the release of product information is over, or negotiate with Party A to determine other reasonable solutions.

8	Confidentiality Clause

8.1	Either party shall keep confidential the other party’s confidential materials and information (hereinafter referred to as ” confidential information”) that it has learned or come into contact with due to the signing or performance of this contract; without the written consent of the other party, neither party shall disclose, give or transfer such confidential information; if any party discloses, gives or transfers such confidential information, the other party shall compensate the other party for direct economic losses arising therefrom.

8.2	If the other party makes a request, either party shall return any documents, materials or software containing the other party’s confidential information to the other party, or destroy them, or otherwise dispose of them according to the other party’s requirements, and shall not continue to use such confidential information.

8.3	After the termination of this contract, the confidentiality obligations of all parties under this contract will not be terminated accordingly, and all parties still need to abide by the confidentiality clauses of this contract and perform their promised confidentiality obligations until the other party agrees to terminate this obligation, or in fact will not cause any form of damage to the other party due to the violation of the confidentiality clause of this contract.

9	Force Majeure

9.1	“Force majeure” refers to an event that cannot be reasonably controlled by the parties to this contract, is unforeseen, or cannot be avoided even if foreseen, which hinders, affects or delays any party’s performance of all or part of its obligations under this contract. Such events include, but are not limited to, government actions, natural disasters, wars, hacker attacks, or any other similar events.

9.2	The party suffering from a force majeure event may temporarily suspend the performance of its obligations under this contract until the impact of the force majeure event is eliminated and does not need to bear the liability for breach of contract; however, it should do its utmost to overcome the event and reduce its negative impact.

10	Dispute Resolution

10.1	Chinese laws shall apply to the conclusion, effectiveness, execution, interpretation and dispute resolution of this contract. When there is a dispute between the two parties regarding the interpretation and performance of the terms of this contract, the two parties shall resolve the dispute through negotiation in good faith. If the negotiation fails, either party may submit the dispute to the people’s court where the contract is performed for litigation resolution.

11	Effectiveness of the Contract

11.1	This contract will come into effect after both parties A and B affix their official seals or special seals for the contract.

11.2	There are two copies of this contract, each of Party A and Party B holds one copy, and each copy has the same legal effect.

11.3	If individual clauses of this contract conflict with existing laws and regulations, both parties can modify this clause, but this does not affect the validity of other clauses of this contract.

12	Notice

12.1	The notification address disclosed in this contract is also the service address of the legal documents of the court or arbitration institution when the two parties work, legal documents and disputes are resolved, and the litigation documents (including judgment documents) of the court or arbitration institution are sent to any party to the contract. Delivery to the disclosed address and / or public address registered in the industrial and commercial registration shall be deemed as effective delivery.

12.2	Party A designates the mailbox [*] as the contact email, and Party B designates the mailbox [*] as the contact email; both parties guarantee that the holder or user of the mailbox has obtained valid authorization and has legal effect. In addition, the e-mail confirmation suffix stipulated in this contract is [@haoximedia.com], which is the effective e-mail address of Party A to send and receive notifications; the e-mail address whose confirmation suffix is @aoxingad.com is the valid e-mail address of Party B for sending and receiving notifications. The various implementation, confirmation, and acceptance opinions of both parties are subject to the content of the mail sent by the designated mailbox stipulated in this contract; if not sent by the designated mailbox, the content sent by the suffix mailbox agreed in this contract shall prevail.

12.3	If any party sends a notice to the other party in multiple ways, the date when the other party receives the notice at the earliest shall be the delivery date of the notice. If sent by mail, the receipt issued by the courier or the post office shall be used as proof, five business days from the date of dispatch shall prevail; if sent by e-mail, it shall be deemed delivered within 24 hours from the time of dispatch. If a party changes its contact person, postal address or e-mail address, it shall notify the other party in writing 5 working days before the change. If the party fails to notify the other party in time, the loss caused by the change shall be borne by the changed party.

12.4	In order to implement this contract, both parties agree and are aware of the delivery of various notices and norms on the media platform, including but not limited to the release of rules, notices and policies such as advertising review norms, agency management norms, etc., specifically released by the media platform and published content shall prevail. The notices, policies, and norms announced through the media platform shall be deemed to have been delivered and become effective when they are announced on the media platform, and shall be binding on both parties.

13	Other Rules

13.1	Without the prior written consent of the other party, neither party shall transfer any rights or obligations under this contract to any third party, otherwise the non-breaching party has the right to terminate this contract in advance to the breaching party at any time.

13.2	If any clause in this contract is completely or partially invalid or non-executable due to violation of laws or government regulations or for other reasons, the clause is deemed to be deleted. However, the deletion of this clause does not affect the legal effect of other clauses of this contract.

13.3	If the contract expires, the contract will be automatically renewed for one year if both parties do not propose to terminate the contract.

13.4	Both parties can make amendments and supplements to this contract in the form of a written contract. The revised and supplementary contract signed by both parties is an integral part of this contract and has the same legal effect as this contract.

(There is no text below, the signature page follows)

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Date signed: April 2, 2021

(affixed with corporate seal)

Party B: Jiangxi Aoxing Media Co., Ltd.

Date signed: April 2, 2021

(affixed with corporate seal)

The attachment provides the front and back of the business license/personal ID card.

Media Platform Information Release Framework Contract

(Advance Payment Contract No: HT-IXAXKJ-2O22O7-110)

Party A (name): Beijing Haoxi Digital Technology Co., LTD

Business license or ID card: [*]

Legal representative: Xu Lei

Contact person: Xu Lei

Contact number: [*]

Email: [*]

Address: 801, Block C, F 8, F 103, Huzhongli, Chaoyang District, Beijing

Party B: Jiangxi Aoxing Media Co., LTD

Legal representative: Yang Liyun

Contact person: Wang Zhiyong

Contact number: [*]

Email: [*]

Address: 4th Floor, Building 3, Yichuang Center, Chashan East Road, High Railway Economic Pilot Zone, Shangrao City, Jiangxi Province

Party A and Party B sign this contract in Xinzhou District, Shangrao City, Jiangxi Province through friendly negotiation in April 2021. In the principle of equality and mutual benefit, in accordance with the relevant laws and regulations of the Civil Code of the People's Republic of China, Party A agrees to release information on the media platform legally represented by Party B in accordance with the provisions of this Contract to promote its image, products or services. The parties enter into the following contract and abide by it jointly.

I. Definition and Interpretation

1. Unless otherwise indicated in the context of this Contract, the following words shall have the following specific meanings:

Media platform: Party B is the traffic product platform for Party A for information release, including but not limited to, Tencent advertising platform, Ocean Engine, Kuaishou platform, display page, website, games, application for information promotion content, etc.; the specific media platform confirmed by cooperation by both parties shall prevail.

Tencent advertising platform: including Guangpoint system, wechat public platform advertising service system, brand scheduling advertising system, etc., specific to the actual provision of Tencent advertising platform.

Ocean Engine: including but not limited to "Toutiao APP", "TikTok short video APP", "Watermelon Video APP", "Volcano small video APP", "Understand the Car Emperor APP", "pangolin" and other mobile client applications or information promotion network platforms.

Kuaishou platform: including but not limited to "Kuaishou APP" (including mobile client applications and the domain name is " kuaishou.com”，Party A has the right to change, modify or add the aforementioned domain name), "Kuaishou commercial content creation Platform", etc.

2. Content of information release: Party A or Party A’s customers design and display the products and services produced or sold by Party A, including but not limited to pictures, text, videos, flash, APP and APP content, including the landing page itself.

3. Floor page: refers to the carrier to which the information promotion content points to, that is, the first page that the user jumps to after clicking on the information promotion content.

4. Information release fee: including but not limited to the fees payable by Party A for using the services of Party B's platform by CPC (billing per click), CPM (billing per thousand displays) and CPD (billing per download), which shall be subject to the rules of Party B's media platform.

5 Platform rules : refer to the relevant rules that should be observed when using the platform, including but not limited to industry access rules, information promotion audit norms, violation punishment norms, program trading management norms, return / rebate policies, management norms and other rules, as well as the norms and rules that may be issued in the future. The relevant content may be reflected in the website announcement, written documents, notices, FAQ and other forms, which the publisher shall abide by when using the platform.

6. Recharge service : refers to the information release service, Party B shall recharge the account with the value storage function opened by Party A on Party B's service platform. Party A shall directly pay the same amount of recharge money to Party B, and Party A will pay party B the discounted amount if the discount is involved.

7 Technical service: refers to the information release service, Party B provides Party A with technical support for the proud Star Intelligent marketing cloud platform and other related software systems.

8. Affiliate herein: means any entity that directly or indirectly controls a party, is controlled by or jointly controlled by the same controller. "Control" includes the relevant words "controlled" and "jointly controlled", meaning the right, currently or thereafter, directly or indirectly, through voting rights, contractual arrangement or otherwise, to determine the management, administration and direction of the controlled entity; and, without affecting the foremeaning, any entity holding or control of any voting securities or other forms of equity, shall be deemed to have the controlling power over the controlled entity.

II. Term of Contract Execution: from April 2, 2021 to December 31, 2022.

III. Recharge and Advance Payment Process

1. Information release fee: Party A shall pay the fee for the information release service provided by Party B by the corresponding billing method. In case of any information interruption caused by party A's delay in payment of fees, Party A shall independently bear all the responsibilities. If the information release fee in Party A's account is not consumed, the amount can be used to release other information content specified by Party A. If Party A applies for a refund, it shall return it to Party A without interest after deducting the fine, compensation, liquidated damages and other unpaid amount.

2. Return point: Recharge at the time of refund. Party B shall recharge the return to the account of the corresponding media platform in the return ratio agreed with Party A. The return ratio shall be subject to the separate written confirmation by both parties. Party A agrees that Party B may change at any time in accordance with the adjustment of the return rules on the media platform, and Party B shall notify Party A within three days from the date of receiving the notice of the return rules on the media platform. The subsequent rebate ratio shall be subject to the agreement of both parties; if both parties fail to reach an agreement, either party shall have the right to terminate this Contract and shall not be liable for breach of contract. If the adjustment of the return rules on the media platform is retroback immediately before the date of the notice, Party B shall have the right to request Party A to return the amount of the rebate.

3. Advance payment and recharge process: both parties can confirm the advance payment period, advance payment amount and rebate point through email or business docking group, and it can be implemented in the recharge after the email confirmation. If Party A needs to recharge, it shall notify Party B to confirm the recharge amount and rebate amount by email or business docking group one working day in advance, and Party B shall recharge to Party A's account on the media platform after checking. Party B shall complete the advance payment according to the time agreed by both parties to ensure that Party A can continue to release the information.

4. Advance payment confirmation process: Both parties shall make statistics on the recharge, advance payment and consumption of the previous month within five working days of the beginning of each month. Party A's consumption and settlement data of both parties shall be subject to the record of the background account data of the cooperative media platform. Both parties in the form of email confirmation settlement (by the prepaid phone amount / consumption amount), party b make the advance business generation prepaid phone execution form (see "attachment 1"), send to party a complete the email advance business generation prepaid phone execution form, party a shall email reply within a working day, the advance business generation prepaid phone execution form, as Party A approved the advance business generation prepaid phone execution form all the above content. The Execution Form of Advance Payment Business shall come into force upon being sealed by both parties and shall have the same legal effect as this Contract. Party A shall make the payment to the collection account designated by Party B within the time agreed by both parties (the collection account designated by Party B shall only be subject to the designated email address or the notice of Party B in the Execution Form of Advance Payment Business) .

5. Invoice delivery: Party B shall issue the invoice to Party A after receiving the invoice notice and verification. The invoice content: information service fee.

IV. Party A's Rights and Obligations

1. Before signing this Contract, Party A shall be familiar with and understand the delivery rules and requirements of the media platform. Party A may consult the contact person of Party B for the unclear part. If party A fails to make any consultation request, party A shall be deemed to have known and understood all the delivery rules and requirements of the media platform. Party A agrees to abide by the rules and management measures of the corresponding media platform (the rules and management measures of the media platform shall be subject to the media publicity).

2. If the information release account is independently operated by Party A:

1) During the operation period, Party A may log in the user management entrance through the user name and password of the media platform, modify the release content of the submitted information, and adjust the paid price of each click or installation of the submitted information, etc. Party A shall properly keep its user name and password, and be responsible for all operations and promotion contents under the user name; if any illegal use of its account number, Party A shall immediately notify Party B in an effective manner.

2) Party A shall guarantee that its business, the products of Party A and the contents of its promotion shall comply with the provisions of relevant laws and regulations and the rules of the media platform, and guarantee that it does not infringe upon the rights and interests of any third party.

3. Party A understands and agrees that the enterprise marketing tool accounts, enterprise instant messaging accounts and personal instant messaging accounts displayed or provided by Party A to users to release the information related to Party A's products and services all belong to the marketing or communication tool accounts actually controlled and legally used by Party A (hereinafter referred to as "accounts"). All operations, behaviors and information published in the account have been confirmed by Party A. If any content sent, distributed or distributed by the account is illegal or infringes upon the legitimate rights and interests of any third party, or has any dispute with any third party, Party A shall handle it by itself and bear the full responsibility. The responsibility of the department has nothing to do with Party B and the media platform. If Party B causes any loss caused by this or other reasons other than party B's fault, including but not limited to the media platform punishment, Party A shall pay equal compensation and ensure that Party B is exempted from liability. Party A undertakes that it will not claim any liability reduction on the grounds that "the account number is not managed by our company".

4. Party A guarantees that it has the qualification of production, sales and agency in accordance with the provisions of laws and regulations, and guarantees that the quality of the published products meets the national technical (quality) standards, has been registered or filed with the relevant administrative departments in accordance with the law, and has obtained corresponding approval. The document number and registration number shall remain valid during the duration of the Contract without fraud, deceive or violate the laws, regulations and public ethics of the People's Republic of China and infringe on the legitimate interests of the third party.

5. Party A warrants that the products do not contain any virus, Trojan horse, secret buckle, traffic absorption, third-party software, code or back door, other information of the products, and other illegal procedures, and shall not infringe the rights or interests of Party B and its users. If the link address published by Party A is infected by a computer virus, Party B has the right to suspend the release and notify Party A to kill the virus. The release shall be resumed only after Party A kills the server and the link is confirmed by Party B. Any suspension of release during this period shall not be deemed as Party B's breach of contract, and shall bear the losses borne by Party A.

6. After the links to be released are online, Party A shall not show the contents that violate the current laws, regulations and regulations by modifying the contents of the website, setting website jump, setting malicious code, setting virus, etc.; or Party A shall make major changes to the contents of the website, such as changing the ordinary products originally promoted into products requiring special business qualifications.

7. Party A shall set up customer service, and timely respond to the consultation, complaint and other services of user groups within 24 hours, answer them, and negotiate and handle user disputes.

8. Party A shall, in accordance with the requirements of information release, submit to Party B true and legal information release content, valid qualification certificate, product specification, examination and approval documents of relevant administrative departments and other relevant certification materials.

9. If the business scope of Party A involves other affiliated companies, Party A understands and agrees that the business cooperation between the affiliated company or its authorized agency and Party B shall be conducted as agreed herein. Party A and its affiliated company shall be jointly and severally liable for all the liabilities arising from the breach of this Contract.

V. Rights and obligations of Party B

1. Party B warrants that, without the prior written consent of Party A, it shall not carry out reverse engineering (reverse engineer), reverse compilation (decompile) or disassembly (disassemble) of Party A's products or services, and shall not destroy its integrity (including program code, data, etc.), or delete any information or statements concerning Party A's copyright.

2. Party B warrants that, without the prior written consent of Party A, it shall not lend, lease, transfer or reauthorize Party A's products or services obtained hereunder for compensation or free, nor shall it produce, sell or use derivative products or services on the basis of Party A's products or services.

3. If the information release account needs to be operated by Party B on its behalf, Party A shall confirm with Party B in writing. After both parties reach an agreement through negotiation, Party B shall provide the agency operation services for Party A in the following ways.

1) Party A shall provide the content, type of information release and other necessary relevant materials to Party B 5 working days in advance, Party B shall review the information content and relevant materials. Party B shall have the right to request Party A to modify or replace the contents that do not conform to laws and regulations : Party B shall have the right to refuse to release the information content prior to the modification or replacement as required by Party B. If Party A fails to provide the information promotion and release, such as incomplete, delayed, illegal, untrue, and causes party B's delay or failure to release the design, production and release of the information promotion, Party B shall not be liable for breach of contract.

2）Party A shall guarantee that the relevant materials provided to Party B comply with laws and regulations and do not infringe on the rights and interests of any third party. Party B shall not guarantee or guarantee the legality and infringement of the relevant materials provided by Party A, and Party A shall bear full responsibility.

3） Party B shall guarantee that the materials produced on behalf of them are legal and do not infringe the rights and interests of any third party; if Party B violates the rights and interests of third parties, Party B shall compensate Party A for the direct economic losses.

4）If the promotion content is mis-displayed or missed due to Party B's behavior, Party B shall reissue the promotion content according to the principle of "one mistake, one omission and one omission". Party B shall not be liable for any data error caused by media reasons; Party B shall actively assist Party A to provide feedback to the media.

4. In accordance with the principle of honesty and trustworthiness, party b can only specified in the contract in the right way to provide party a with media platform for party a for information release, party b should not by any fraud unfair means to damage the interests of party a and users, not to, party a for any tampering products or services, more may not in a variety of malicious way to defraud effective traffic data false and illegal benefits. If Party A finds and has conclusive evidence to prove that Party B obtains the effective traffic volume by improper means and that the data is false, Party A shall have the right to request Party B to reissue the false data corresponding to the information of the same value. Party B's false data problems (such as data problems on media platforms and false data caused by third-party behaviors) not caused by the aforementioned Party B have nothing to do with Party B. Party A shall settle all the money in time as agreed herein and Party B may assist Party A to provide feedback from the media platform or recover from the third party.

5. Party B has the right to change the cooperation matters according to the notice of the media platform, but Party B shall timely notify Party A after receiving the notice from the media platform party, and provide supporting materials to Party A.

6. Party A shall have the right to supervise Party B and supervise the software owned by Party A or its brand identity used by Party B, including but not limited to the scope of use of intellectual property, the integrity of software copyright and the legal use of trademark rights.

VI. Liability for Breach of Contract

1. Both parties shall properly exercise their rights, perform their obligations and ensure the smooth performance of this Contract. If any party fails to perform its obligations in a timely manner, the non-breaching Party shall have the right to unilaterally terminate the contract and claim the breaching party to bear the liability for the breach, and shall compensate the other party for the economic losses incurred by the other party, including but not limited to media penalties, amount, penalty, legal costs, travel expenses, compensation, settlement fees and / or compensation fees paid to the third party.

2. Party A shall return the advance village payment to Party B in the time and manner agreed in the Execution Form of Advance Payment Business. If Party A delays in returning the advance payment to Party B, 5% of the overdue fee shall be returned. (Five ‰) Pay liquidated damages to Party B every day. If the delay in payment is more than 15 days, Party B has the right to unilaterally terminate this Contract and has the right to hold Party A liable for breach of contract. If Party B fails to pay the payment in full and on time as agreed herein, Party B shall have the right to stop the release of information from Party A, and Party B shall have the right to transfer the unconsumed amount of Party A's account back to Party B's account, which shall not affect Party B's right to require Party A to continue to perform its payment obligation.

3. Party A shall bear all responsibilities and consequences of violating the media platform rules or management methods; notify Party B of the penalty and Party A is obliged to pay the same amount of compensation to Party B. Party A shall pay the relevant amount to Party B within 3 days after receiving the notice from Party B, and Party B shall have the right to stop Party A Spread the information or / and terminate the contract. The specific punishment measures and the amount of punishment shall be subject to the notices notified by the relevant departments and media platforms.

4. In case of disputes or disputes caused by Party A's incomplete qualification, product quality and promotion materials, Party A shall resolve the disputes and take full responsibility for them; If the aforementioned disputes and disputes must be handled by Party B, Party B shall have the right to recover the same amount from Party A after settlement.

VII. Special Disclaimer

1. Party a understand the service platform operators for the normal operation of the platform, need to regularly or irregularly shutdown maintenance of the service platform, such as the product information under this contract cannot be released as planned, party b shall notify party a within 3 working days after receiving the media platform, but party B has the obligation to try to avoid service interruption or limit the interruption time in the shortest time.

2. Based on the overall interests of the market and business needs, the service platform operators may not regularly adjust the website service content, layout, page design, such as the above adjustment impact under the contract product information release (including location and / or during release, etc.), Party A will give full understanding, Party B shall reduce the impact to a minimum.

3. Party A agrees that if Party B fails to release the product information as planned due to the above two circumstances, party B shall not be deemed to breach the contract. However, Party B shall, after the completion of the release, release the original product information as far as possible in accordance with the time and location specified in the original plan, or negotiate with Party A to determine other reasonable solutions.

VIII. Confidentiality

1. Any party shall keep confidential information ("Confidential Information") of the other party, knowledge or contacted by the execution or performance of this Contract ; any party shall not disclose, give or transfer such confidential information to a third party without the written consent of the other party ; in the event of the disclosure, giving or transfer of such confidential information, the other party shall compensate the other party for direct economic losses incurred.

2. If requested by the other party, either party shall return any document, data or software containing the confidential information of the other party to the other party, or destroy it or conduct other disposal, and shall not continue to use the confidential information.

3. After the termination of this contract, the confidentiality obligations under this contract does not terminate, the parties shall still abide by the confidentiality terms of this contract, perform the confidentiality obligations, until the other party agrees to terminate this obligation, or in fact will not cause any form of damage to the breach of the confidentiality terms of this contract.

IX. Force Majeure

1. "Force Majeure" means any unforeseeable or, if foreseeable, unavoidable event beyond the reasonable control of the Parties, which prevents, affects or delays the performance by either party of all or part of its obligations under this Contract. The event includes but not limited to government action, natural disaster, war, hacking or any other similar event.

2. The party subjected to the force majeure event may temporarily suspend the performance of its obligations hereunder until the impact of the force majeure event is eliminated and shall not be liable for such breach; but shall make its best efforts to overcome the event and mitigate its negative impact.

X. Dispute Resolution

The conclusion, validity, execution and interpretation and dispute settlement of the Contract shall be governed by the Laws of China. In case of any dispute over the interpretation and performance of the terms of the Contract, the parties shall settle the dispute through negotiation in good faith. If the negotiation fails, either party shall bring a lawsuit to the people's court of the place where this contract is signed.

XI. Validity of the Contract

1. This contract shall come into force upon being signed and sealed by both parties.

2. This contract is made in duplicate, with each party holding one copy, and each copy having the same legal effect.

3. If the individual provisions of this Contract conflict with the existing laws and regulations, both parties may modify it, but it shall not affect the validity of other provisions of this Contract.

XII. Notice

1. This contract disclosure notice address also for both parties work contact, legal documents and dispute resolution when the court or arbitration agency legal documents service address, court or arbitration institution litigation documents (including written judgment) to any party to the contract disclosure address and/or industrial and commercial registration of the public address, as valid service.

2. Email designated by Party A [*] serves as the docking mailbox and confirm the suffix as [@haoximedia.] is valid for party A to send and receive notices. Party B specifies and confirms that the suffix is [@aoxingad.] is a valid mailbox for Party B to send and receive notices. Party A and Party B guarantee to hold the above email address. Any person or user issued by the valid authorization of the Company shall be legally effective and subject to this Contract. The execution, confirmation and acceptance opinions of both parties shall be subject to the contents of the designated mailbox as agreed herein; the contents of the suffix mailbox not specified here shall prevail.

3. If any party sends a notice to the other party in various ways, the earliest receipt of the notice shall be the date of the service of the notice. By mail, the receipt issued by express delivery or the post office shall be used, with five business days from the date of delivery ; those sent by E-mail shall be deemed to be delivered 24 hours from the date of delivery. If either party changes the contact person, mailing address or E-mail address, it shall notify the other party in writing 5 working days before the change. If the changing party shall bear the corresponding responsibility for the losses caused by the failure to timely notify the other party.

4. For the execution of this contract, both parties agree and aware of the media platform notice, specification, including but not limited to information promotion on the audit specification, agent management rules, notice and policy of the public, the content of the specific and the media platform through the public notice, policy, specification, to the media platform of the public shall be regarded as service, effective, and binding on both parties.

XIII. Other Rules

1. Neither party shall assign any rights or obligations under this Contract without the prior written consent of the other party .Any third party, otherwise, the non-breaching party shall have the right to terminate this Contract in advance with the breaching party at any time.

2. If the parties fail to renew the contract, the contract will be automatically renewed for one year.

3. Both parties may modify and supplement this Contract by a written contract. The modified and supplementary contract signed by both parties shall be an integral part of this Contract and shall have the same legal effect as this Contract.

(There is no text below. It is the signing page of the Contract.)

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Date signed: April 2, 2021

(affixed with corporate seal)

Party B: Jiangxi Aoxing Media Co., Ltd.

Date signed: April 2, 2021

(affixed with corporate seal)

Annex I

Advance Payment Business Agent Recharge Execution Form

Party A: Beijing Haoxi Digital Technology Co., LTD			Party B: Jiangxi Aoxing Technology Co., LTD
Contact person: Xu Lei			Contact person: Wang Zhiyong
Contact number: [*]			Contact number: [*]
Address: 8th Floor, Block C, Building 103, Huzhongli, Chaoyang District, Beijing			Address: Wenchuang Zhong, Chashan East Road, High-speed Railway Economic Pilot Zone, Shangrao City, Jiangxi Province

Payment		Authorization limit/YUAN		Amount / yuan already used
Put on the platform	Backstage Transfer amount	Background refund amount / YUAN	Actual background display account amount / YUAN	receivable /YUAN	Advance payment period	preferential
Tencent advertisin g					Date to date	%
Tencent advertisin g					Date to date	%
Huge quantity engine					Date to date	%
amount to					Date to date	%
Payment details	payment amount/yuan	amount in words			The latest	remark
	Payment amount / YUAN				Year month day	Tax amount included
Payment method: □cash □check √wire
[Collection Account] Account name: 1. Account number: opening bank: 2. Alipay:
receipt	Party B shall issue the invoice to Party A upon receipt of the notice. content of the invoice: information service fee preferential policy

1. Preferential: that is, the agent rebate point preferential disease policy;

2. Party A is the final user of the above preferential resources and shall not use the above resources to release the information of other companies. Other rules for the use of preferential resources shall be referred to Party B’s website.

special explanation ____________

1 This contract and the total amount, amount, the consumption amount, only Party A entrusts Party B on the agent platform for any form of release, does not include party a or entrust a third party in any form of release on the same platform, whether the release is within the term of this contract. When calculating the contract amount or the preferential policy, both parties shall not include the consumption amount issued by Party A by itself or entrust a third party on the same platform.

2. In case of any change in the media platform’s policy, if the media platform’s policy conflicts with this contract, the media platform’s policy shall prevail.